SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                NOVEMBER 19, 1998

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                   Commission                IRS Employer
jurisdiction                     File Number               Identification
of incorporation                                           Number

Delaware                           1-3492                  No. 75-2677995

                               3600 Lincoln Plaza
                             500 North Akard Street
                            Dallas, Texas 75201-3391
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 214/978-2600






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         INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events

         The registrant may, at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders.

         On November 19, 1998 registrant issued a press release entitled Halliburton $150 Million Notes Offering pertaining, among other things, to an announcement that an offering of $150 million principal amount of registrant's
5.625 percent notes due December 1, 2008 under registrant's medium-term note program was issued through the lead manager Merrill Lynch, and co-managers Lehman Brothers and Morgan Stanley Dean Witter. The notes were priced at 99.976 percent to yield 5.628 percent to maturity. The net proceeds from the sale of the notes will be added to registrant's general funds and used for general corporate purposes, which may include repayment of short-term debt and other corporate obligations.

Item 7.  Financial Statements and Exhibits

         List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

         (c)      Exhibits.

                  Exhibit 20 - Press release dated November 19, 1998.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        HALLIBURTON COMPANY




Date:    November 25, 1998              By:  /s/ Susan S. Keith
                                           ---------------------------
                                                 Susan S. Keith
                                                 Vice President and Secretary




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                                  EXHIBIT INDEX



Exhibit                                                       Sequentially
Number                     Description                        Numbered Page

20                         Press Release of                   5 of 5
                           November 19, 1998
                           Incorporated by Reference




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